Exhibit 2.1
                               REINSTATED ARTICLES
                                       OF
                             W.N. & ASSOCIATES, INC.


         The undersigned corporation hereby adopt the following Reinstated Articles which replace and supersede prior Articles filed:

                            ARTICLES OF INCORPORATION
                                       OF
                            W.N. AND ASSOCIATES, INC.

         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

          The name of the corporations Global - Chase, Industries, Inc.

                                   ARTICLE II

         The registered office of the corporation is located at 320 East Main Street, Anoka, Minnesota 55303, and the registered agent at that address is Carla Wirth.

                                   ARTICLE III

         The name and address of the incorporator is Wallace Nordvik, 19696 County Road 72, Elk River, Minnesota 55330.

                                   ARTICLE IV

         The corporation is authorized to issue an aggregate total of 700,000,000 shares.

                                    ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.
                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this _____ day of _______________, 1996.



------------------------------              ------------------------------
Wallace Nordvik                                      Robert Severson


STATE OF MINNESOTA )                        STATE OF MINNESOTA)
                    ) ss.                                      ) ss.
COUNTY OF HENNEPIN )                        COUNTY OF HENNEPIN)

Subscribed and sworn to before me           Subscribed and sworn to before me

---------------------------------           ---------------------------------

this _____ day of _____________, 1996.      This ______ day of __________, 1996.


--------------------------------            -------------------------------
         Notary Public                              Notary Public


The amendment was adopted by the shareholders, on the 2 day of July 1996.


_____________________________________________Robert Severson


                                                                     Exhibit 2.1
                                     BY-LAWS

                                       OF

                         GLOBAL - CHASE INDUSTRIES, INC.



                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary, the Board of Directors, or by shareholder demanded in accordance with Minnesota Statutes. No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy, and none of them objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more Directors, or by shareholder demand in accordance with Minnesota Statues.

1.3 Time and Place of Shareholder Meeting. Except as otherwise provided by Statute, any meeting of shareholders shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by Statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least fie days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person.

1.5 Voting. Except where a greater percentage is required by Statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.

                                   ARTICLE II
                                    DIRECTORS

2.1 Number, Term of Office. The number of Directors of the corporation shall be as determined from time to time by the shareholders. Up to five Directors can be authorized without shareholder approval. A minimum of one Director shall be maintained. If more than five Directors are to be considered, shareholder approval shall be required. Directors need not be shareholders. Each Director shall hold office for an indefinite term, not to exceed seven years, that expires at the regular meeting of shareholders next held after the Director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the Director.

2.2 Removal. The Board of Directors or the shareholders may remove any Director of the corporation at any time, for cause or without cause. New Directors may be elected at a meeting at which Directors are removed.

2.3 Board Meetings, Notice. The Chief Executive Officer (if a Director), the Chairman of the Board of Directors (if one is elected) of Directors comprising at least one-third of the number of Directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all Directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a Director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of Directors that would be required to taken the same action at a meeting of the Board at which all Directors were present. An action requiring shareholder approval required or permitted to be taken at a Board meeting may be taken by written action signed by all the Directors. Any such written action is effective when signed by the required number of Directors, unless a different effective time is provided in the written action. When written action is taken by less than all Directors, all Directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A Director who does not sign or consent to the written action has no liability for the action or actions taken.

                                   ARTICLE III
                                    OFFICERS

3.1 Election, Term of Office, Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be Directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions, or special responsibilities. Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

                                   ARTICLE IV
                                   AMENDMENTS

4.1 Subject to the power of shareholders to adopt, amend, or repeal these By-Laws as provided in Minnesota Statutes, Section, any By-Law may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial By-Laws, the Board shall not adopt, amend, or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies in the Board, or fixing the number of Directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a By-Law to increase the number of Directors.

                                    ARTICLE V
                                 INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Minnesota Statutes. Indemnification for all acts, whether "known" or "unknown".



-----------------------------------------
Robert Severson, CEO/President